EXHIBIT 99.1

TECHE HOLDING COMPANY

1120 JEFFERSON TERRACE BOULEVARD

NEW IBERIA, LOUISIANA 70560

(337) 560-7151

SPECIAL MEETING OF SHAREHOLDERS

May 28, 2014

The undersigned hereby appoints the Board of Directors of Teche Holding Company (“Teche”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Teche which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at Teche Federal Bank, located at 1120 Jefferson Terrace Boulevard, New Iberia, Louisiana on May 28, 2014, at 11:30 a.m. and at any and all adjournments thereof, in the following manner:

		FOR	AGAINST	ABSTAIN
1.	The approval of the Agreement and Plan of Merger, dated January 12, 2014, by and between Teche Holding Company and IBERIABANK Corporation, pursuant to which Teche will merge with and into IBERIABANK Corporation, with IBERIABANK Corporation surviving the merger.	☐	☐	☐

2.	The approval of an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Teche’s named executive officers in connection with the merger.	☐	☐	☐

3.	The approval of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the Proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROPERLY-EXECUTED PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the special meeting, or at any adjournments thereof, and after notification to the Secretary of Teche at the special meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of Teche of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from Teche prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a Proxy Statement-Prospectus.

Dated:	☐ Check Box if You Plan to Attend the Special Meeting.

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.